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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)    March 21, 2005
                                                    --------------


                                POWER2SHIP, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


        Nevada                   000-25753             87-0449667
-----------------------        --------------          ------------
(State or other jurisdiction    (Commission           (IRS Employer
    of incorporation)            File Number)       Identification No.)

                903 Clint Moore Road, Boca Raton, Florida 33487
              ----------------------------------------- ---------
              (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code 561-998-7557
                                                           ------------


        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

     On March 21, 2005 Power2Ship, through our indirect subsidiary Power2Ship Intermodal, Inc., a Delaware corporation ("P2SI"), purchased certain assets of GFC, Inc., a South Carolina corporation ("GFC" or "Seller"), engaged in the business of motor carriage.

     Under the terms of an asset purchase agreement we purchased certain assets of GFC including trucking and brokerage authority permits, contracts with shipping customers, agents, and truck owner-operators and escrow deposits for a purchase price of $300,000. The purchase price consisted of a $100,000 secured promissory note from the Seller that we forgave and $200,000 to be paid $8,333.33 per month on the 24 consecutive monthly anniversaries of the closing date beginning on the first monthly anniversary of the closing date. The last twelve (12) monthly payments are subject to partial or full acceleration depending upon the amount of the gross freight revenue of P2SI in the thirteenth month after the closing date. At the closing we also assumed the obligations corresponding to the escrow deposits. In addition, we issued the Seller a warrant to purchase 200,000 shares of the common stock of Power2Ship, Inc. for $.27 per share for the three year period commencing on the closing date. The Asset Purchase Agreement contains customary representations and warranties and cross-indemnification provisions.

     At closing we also entered into a five-year consulting agreement with Michael Allora ("Consultant"), the former President of GFC, pursuant to which he is assuming responsibility for the day-to-day management of all phases of P2SI's business. The agreement provides for automatic one-year extensions unless terminated prior thereto. On each anniversary date of the agreement, Consultant may be entitled to a commission based on the annual increases, if any, in P2SI's gross revenue. Any commission earned by Consultant shall be paid to Consultant in five equal installments beginning on the date it is earned and for the next four anniversary dates thereafter. Also, on each anniversary date of the agreement, if P2SI's annual gross revenue has increased in the year just ended, Consultant shall be granted a three-year option to purchase shares of Power2Ship, Inc. common stock for a price per share equal to the trading price of the common stock at the time the option is granted based on annual. The number of shares of common stock which the Consultant may purchase upon exercise of the Option shall be calculated by multiplying the increase in revenue by 2% and dividing that number by the price of the common stock of P2S at that time. On the first anniversary, the number of shares of common stock which Consultant may purchase upon exercise of the option shall be based on the amount by which P2SI's gross revenue exceeds $10,000,000. The agreement contains customary confidentiality and non-circumvention provisions and can be terminated by us under certain circumstances including Consultant engaging in fraud, dishonesty or illegal activities, violating the confidentiality provisions of the agreement or making material misrepresentations to any third parties concerning the P2SI or its affiliates.

Item 9.01.     Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired.

     Financial statements of Commodity Transport Associates as may be required for the periods specified in Rule 3-05(b) of Regulation S-X will be filed under an amendment to this Report within the prescribed time frame.

(b)     Pro Forma Financial Information.

     Pro formal financial information which may be required by Articles 11 of Regulation S-X will be filed under amendment to this Report within the prescribed time frame.

(c)     Exhibits.

10.36          Asset Purchase Agreement dated as of February 16, 2005
10.37          Consulting Agreement with Michael Allora dated March 21, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       POWER2SHIP, INC.


Date:  March 25, 2005                  By:  /s/ Richard Hersh
                                             -----------------
                                             Richard Hersh,
                                             Chief Executive Officer